UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 2, 2014

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Omnibus Equity Incentive Plan

On April 21, 2014, the Board of Directors (the “Board”) of GulfMark Offshore, Inc. (the “Company”) adopted the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan (the “2014 Plan”), subject to approval by the stockholders of the Company. As described in Item 5.07 below, on June 2, 2014, at the Annual Meeting of Stockholders of the Company, the Company’s stockholders adopted the 2014 Plan.

The 2014 Plan is a compensation plan that provides for grants of stock options, stock appreciation rights, restricted stock, stock units and performance cash awards (collectively, “Awards”) to eligible employees of the Company. The 2014 Plan is intended to support the Company’s efforts to attract, retain and motivate exceptional talent and to enable the Company to provide incentives directly linked to the Company’s long-term objectives and to increases in stockholder value.

The Board has delegated administration of the 2014 Plan to the Compensation Committee (the “Committee”). The Committee has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted, and to establish the terms and conditions of Awards. The Board may also appoint one or more directors or our chief executive officer to make grants of awards to employees who are not executive officers under Section 16 of the Securities Exchange Act of 1934.

A maximum of up to 1,000,000 shares of the Company’s Common Stock will be available for issuance under the 2014 Plan, subject to proportionate adjustment in the event of any reorganization, merger, consolidation, recapitalization, stock split-up, combination of shares, or stock dividend.

Unless sooner terminated by the Board, the 2014 Plan will continue in effect until the tenth anniversary of its adoption by the Board, or April 21, 2024. The Board may from time to time, amend, suspend, or terminate the 2014 Plan, subject, in certain circumstances, to stockholder approval, and provided that no such amendment or termination may affect the rights of any participant under any Award previously granted under the 2014 Plan.

A more detailed summary of the material terms of the 2014 Plan appears on pages 38-48 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2014. That summary is incorporated herein by reference. That summary and the description of the 2014 Plan above are qualified in their entirety by reference to the full text of the 2014 Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Form of Notice of Award and Award Agreements under the 2014 Plan

Copies of the forms of (i) the Notice of Stock Option Award and Stock Option Agreement for use when granting awards of stock options under the 2014 Plan, and (ii) the Notice of Restricted Stock Award and Restricted Stock Agreement for use when granting awards of restricted stock under the 2014 Plan are filed as Exhibits 10.2 and 10.3, respectively to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of GulfMark Offshore, Inc. (the “Company”) was held on June 2, 2014.  The stockholders of the Company voted on four proposals and cast their votes as described below.

1.  ELECTION OF EIGHT DIRECTORS

All eight nominees for Director were elected to serve until the next Annual Meeting and until their successors are duly elected and qualified. The following table sets forth the voting results with respect to each nominee.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Peter I. Bijur	21,814,810	923,359	2,671,988
David J. Butters	21,692,160	1,046,009	2,671,988
Brian R. Ford	22,266,747	471,422	2,671,988
Sheldon S. Gordon	22,201,532	536,637	2,671,988
Quintin V. Kneen	22,233,272	504,897	2,671,988
Steven W. Kohlhagen	22,235,944	502,225	2,671,988
Rex C. Ross	22,233,485	504,684	2,671,988
Charles K. Valutas	22,228,749	509,420	2,671,988

2.  VOTE TO APPROVE THE 2014 OMNIBUS EQUITY INCENTIVE PLAN

A proposal to approve the 2014 Omnibus Equity Incentive Plan was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,705,978	1,018,347	13,844	2,671,988

3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

A proposal to approve named executive officer compensation was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,745,846	975,176	17,147	2,671,988

4. A PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

A proposal to ratify the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2014 was approved by the following votes:

Votes For	Votes Against	Abstain
25,376,240	24,568	9,349

ITEM 9.01.   Exhibits.

Exhibit No.	Description
10.1	GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan.*
10.2	Form of Notice of Stock Option Award and Stock Option Agreement under the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan.*
10.3	Form of Notice of Restricted Stock Award and Restricted Stock Agreement under the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan.*

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* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2014		GulfMark Offshore, Inc.

	By:	/s/ James M. Mitchell
	Name:	James M. Mitchell
	Title:	Executive Vice President and Chief Financial Officer

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